SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2004

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant’s Certifying Accountant.

        On April 6, 2004, the Audit and Finance Committee of the Board of Directors of GrafTech International Ltd. (“GrafTech”), upon completion of a formal proposal process among several firms, dismissed Deloitte & Touche LLP (“D&T”) as its independent public accountants and selected PricewaterhouseCoopers LLP (“PwC”) as the independent public accountants to audit the financial statements of GrafTech and its consolidated subsidiaries for the fiscal year ending December 31, 2004.

        The reports of D&T on the consolidated financial statements of GrafTech as of and for the fiscal years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion. These reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2003 and 2002 and during the period between December 31, 2003 and April 6, 2004, there were no disagreements between D&T and GrafTech on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with their reports. Furthermore, during the fiscal years ended December 31, 2003 and 2002 and during the period between December 31, 2003 and April 6, 2004, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). The fiscal years ended December 31, 2003 and 2002 are GrafTech’s two most recent completed fiscal years.

        During the fiscal years ended December 31, 2003 and 2002 and during the period between December 31, 2003 and April 6, 2004, neither GrafTech nor anyone on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on GrafTech’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

        GrafTech provided D&T with a copy of this disclosure and requested D&T to furnish GrafTech with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of D&T’s letter is filed as an exhibit to this Report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

16.1 Letter from Deloitte & Touche LLP dated April 8, 2004 regarding change in certifying accountant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	April 12, 2004 By:/s/ Corrado F. De Gasperis Corrado F. De Gasperis Title: Vice President, Chief Financial Officer and Chief Information Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP dated April 8, 2004 regarding change in certifying accountant.